UNITED STATES
                SECURITIES AND EXCHANGE COMMISSION
                      Washington, D.C. 20549

                             FORM 8-K

                          CURRENT REPORT

PURSUANT TO SECTION 13 OR 15 (D) OF THE SECURITIES EXCHANGE ACT OF 1934

                 Date of Report: October 20, 2005


                  DataLogic International, Inc.
______________________________________________________________________________
      (Exact name of registrant as specified in its charter)

Delaware                          0-30382                     33-0755473
______________________________________________________________________________
(State or other jurisdiction   (Commission File Number)    (I.R.S. Employer
of incorporation)                                          Identification No.)

    18301 Von Karman Ave, Suite 250, Irvine, California 92612
______________________________________________________________________________
             (Address of principal executive offices)

                          (949) 260-0120
______________________________________________________________________________
                 (Registrant's telephone number)

______________________________________________________________________________
  (Former name or former address, if changed since last report.)


Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instructions A.2 below):

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4 ))



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Item 5.02   Departures of Directors or Principal Officers: Election of
            Directors; Appointment of Principal Officers

On October 20, 2005, Ray Mueller resigned as a director of DataLogic International, Inc. Mr. Mueller's resignation was not because of a disagreement with DataLogic, on any matter relating to its operations, policies, or practices, but so he could pursue other interests.

Concurrent with Mr. Mueller's resignation as a director, on October 20, 2005, the Board of Directors of DataLogic elected Walt Camping to serve as a director and to hold the position until the next annual meeting of stockholders.

Walt Camping, age 61, was selected to serve as a Director, in part, because he is the Executive Vice President of IPN Communications, Inc. ("IPN"), a wholly owned subsidiary of DataLogic. From January 31, 2005 until September 15, 2005, Mr. Camping was the President and Chairman of CBSi Holdings, Inc., an Arizona-based, privately held provider of complete vehicle and mobile asset tracking solutions for commercial and government customers. Certain assets of CBSi where purchased by IPN in September 2005. Mr. Camping is also the
President and Chairman of Camping Companies, Inc.   a leading repossession
company and President and Chairman of MBSi Capital Corp   a software
development company.


Item 9.01 Financial Statements and Exhibits

No.  Description
----  ------------
17.1      Resignation letter of Ray Mueller dated October 20, 2005.



                            SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: October 21, 2005                         DATALOGIC INTERNATIONAL, INC.
                                              a Delaware corporation


                                              By: /s/ Keith C. Moore
                                              Name: Keith C. Moore
                                              Title: Chief Executive Officer